Exhibit 99.1

Certification of Chief Executive Officer of

DIVERSIFIED CORPORATE RESOURCES, INC.

Pursuant to 18 U.S.C. Section 1350
(Adopted by Section 906 of the Sarbanes-Oxley Act of 2002)

The undersigned Chief Executive Officer of Diversified Corporate Resources, Inc., hereby certifies that:

  Diversified Corporate Resources, Inc.'s quarterly report on Form 10-Q for the period ended March 31, 2003, to which this certification is attached as an exhibit (the "Report"), fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Diversified Corporate Resources, Inc.

/S/ J. Michael Moore
J. Michael Moore
Chairman of the Board and Chief Executive Officer
May 14, 2003